Exhibit 10.4(a)

FIRST AMENDMENT

TO THE

EMPIRE BLUE CROSS AND BLUE SHIELD

EMPLOYEE SAVINGS PLAN TRUST

WHEREAS, Empire HealthChoice, Inc. doing business as Empire Blue Cross and Blue Shield (“Empire”) has sponsored the Empire Blue Cross and Blue Shield Employee Savings Plan (the “Plan”) and established the Empire Blue Cross and Blue Shield Employee Savings Plan Trust (the “Trust”) to hold the Plan’s assets; and

WHEREAS, WellChoice, Inc. (the ‘Company”), as the successor to Empire adopted the Plan; adopted the Plan and has assumed the Trust; and

WHEREAS, Section 5.2 of the Trust provides for a successor employer to become the Employer under the terms of the trust in the event of a dissolution, merger or consolidation, where the successor employer is continuing to carry on all or substantially all of the business and elects to carry on the provisions of the Plan; and

WHEREAS, pursuant to Section 5.4 of the Trust, the Employer has the right to amend the Trust at any time; and

WHEREAS, the Company desires to amend the Trust, effective as of the close of business on November 7, 2002, to reflect the change in the sponsorship of the Trust.

NOW THEREFORE, effective after the close of business on November 7, 2002, the Trust is hereby amended as follows:

1. The introductory paragraph of the Trust is amended by inserting the following sentence at the end there of:

“Notwithstanding the foregoing, effective as of the close of business on November 7, 2002, ‘Employer’ shall mean WellChoice, Inc., a for-profit corporation.”

IN WITNESS WHEREOF, the Company has executed this amendment as of this 18th day of December, 2002.

WELLCHOICE, INC.

By:	/s/ Michael A. Stocker, M.D.